UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/04/2007

VARSITY GROUP INC
(Exact name of registrant as specified in its charter)

Commission File Number:  000-28977

DE	54-1876848
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2677 Prosperity Ave., Suite 250
Fairfax, VA 22031
(Address of principal executive offices, including zip code)

202.349.1242
(Registrant’s telephone number, including area code)

Former address:

1300 19th Street NW, 8th Floor Washington, DC 20036

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 3, 2007, Varsity Group ("the Company") received the approval of the Nasdaq Listing Staff to transfer the listing of its shares from the Nasdaq Global Market to the Nasdaq Capital Market, effective with the market opening of business on October 5, 2007. The Company's trading symbol will remain 'VSTY'.    As mentioned in a press release dated August 24, 2007, the Company was notified by Nasdaq that it did not comply with the minimum of $10,000,000 stockholders' equity requirement for continued listing on the Nasdaq Global Market set forth in Marketplace Rule 4450(a)(3). As of June 30, 2007, the Company's stockholders' equity was $8,378,000. Since the Company currently meets all the listing requirements of the Nasdaq Capital Market, it opted to transfer to that market.
    The Nasdaq Capital Market is a continuous trading market that operates in substantially the same manner as the Nasdaq Global Market. The Nasdaq Capital Market is not related to, nor does it operate similarly to the over-the-counter markets including OTCBB and Pink Sheets. A Nasdaq Capital Market security satisfies all applicable qualification requirements for Nasdaq securities and all companies listed on the Nasdaq Capital Market must meet certain financial requirements and adhere to Nasdaq's corporate governance standards.

A copy of the press release issued on October 4, 2007 announcing the Company's transfer to the Nasdaq Capital Market is attached as Exhibit 99.1 hereto.

Item 9.01.    Financial Statements and Exhibits

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARSITY GROUP INC

Date: October 04, 2007	By:	/s/ John P. Griffin
John P. Griffin
Chief Accounting Officer

Exhibit Index

Exhibit No.	Description
EX-99.1